UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2011

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On June 13, 2011, Ronald A. Williams, former Chairman and Chief Executive Officer of Aetna Inc., was appointed to the Board of Directors of Johnson & Johnson.  Mr. Williams was named to the Compensation & Benefits Committee and the Public Policy Advisory Committee of the Board.  As a non-employee director of the Company, Mr. Williams receives compensation as described in the "Executive and Director Compensation" section of the Company's 2011 Proxy Statement.  As part of that compensation, Mr. Williams received a one-time grant of 1,000 shares of unrestricted Common Stock at $67.06 per share upon becoming a member of the Company's Board of Directors.  The Company’s press release announcing the appointment is attached to this Report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1  Press release dated June 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: June 14, 2011	By:	/s/ Douglas K. Chia
Douglas K. Chia
Secretary